Exhibit 99.1

Proteostasis Therapeutics Announces Proposed Public Offering of Common Stock

Cambridge, MA - December 12, 2017 – Proteostasis Therapeutics, Inc. (Nasdaq: PTI), a clinical stage biopharmaceutical company dedicated to the discovery and development of groundbreaking therapies to treat cystic fibrosis (CF) and other diseases caused by dysfunctional protein processing, announced today that it intends to offer and sell, subject to market and other conditions, 7,000,000 shares of its common stock in an underwritten public offering. As part of this offering, Proteostasis intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent, or 1,050,000 shares, of the common stock offered in the public offering. All of the shares to be sold in the offering are to be sold by Proteostasis.

Leerink Partners LLC and RBC Capital Markets, LLC are acting as joint book-running managers for the offering. H.C. Wainwright & Co., LLC is acting as lead manager for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The securities described above are being offered by Proteostasis pursuant to a shelf registration statement (File No. 333-218545), which was declared effective by the Securities and Exchange Commission (SEC) on July 3, 2017. The offering will be made only by means of a preliminary prospectus supplement and accompanying prospectus. When available, copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 800-808-7525, ext. 6132 or by email at syndicate@leerink.com and from RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, Telephone: (877) 822-4089, Email: equityprospectus@rbccm.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Proteostasis Therapeutics, Inc.

Proteostasis Therapeutics, Inc. is a clinical stage biopharmaceutical company developing small molecule therapeutics to treat cystic fibrosis (CF) and other diseases caused by dysfunctional protein processing. Headquartered in Cambridge, MA, the Proteostasis Therapeutics team focuses on identifying therapies that restore protein function. In addition to its multiple programs in cystic fibrosis, Proteostasis Therapeutics has formed a collaboration with Astellas Pharma, Inc. to research and identify therapies targeting the Unfolded Protein Response (UPR) pathway.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Proteostasis’ expectations of the completion and timing and size of the proposed public offering. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Proteostasis’ business, including those described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Proteostasis can be found under the heading “Risk Factors” in the Company’s periodic reports, including its annual report on Form 10-K for the year ended December 31, 2016, its quarterly report on Form 10-Q for the quarter ended September 30, 2017, and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC on or about the date hereof, each available on the SEC’s web site at www.sec.gov. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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CONTACTS:

Investors:

David Pitts

Argot Partners

212.600.1902

david@argotpartners.com

Media:

Eliza Schleifstein

Argot Partners

973.361.1546

eliza@argotpartners.com